Exhibit 15.1
The Board of Trustees
ProLogis:
We acknowledge our awareness of the use herein of our report dated May 5, 2010 related to our review of interim financial information.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
/s/ KPMG LLP
Denver, Colorado
May 25, 2010